Exhibit 99.1

Motorola Solutions Reports First-Quarter 2019 Financial Results
Record Q1 revenue, operating earnings and ending backlog; raises full-year earnings outlook

•	Revenue of $1.7 billion, up 13% from a year ago

•	Operating cash flow of $251 million, up $751 million* from a year ago

•	GAAP earnings per share (EPS) of $0.86, up 25%

•	Non-GAAP EPS** of $1.28, up 16%

•	Backlog of $10.4 billion, up $781 million from a year ago

CHICAGO – May 2, 2019 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2019. Click here for a printable news release and financial tables.

"Q1 was another outstanding quarter, with record first-quarter revenue, operating earnings and ending backlog,” said Greg Brown, chairman and CEO of Motorola Solutions. “We are well positioned for 2019 with continued demand across our platforms.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q1 2019	Q1 2018	% Change
Sales	$1,657	$1,468	13%
GAAP
Operating Earnings	$229	$171	34%
% of Sales	13.8%	11.6%
EPS	$0.86	$0.69	25%
Non-GAAP
Operating Earnings	$315	$260	21%
% of Sales	19.0%	17.7%
EPS	$1.28	$1.10	16%
Products and Systems Integration Segment
Sales	$1,069	$952	12%
GAAP Operating Earnings	$108	$90	20%
% of Sales	10.1%	9.5%
Non-GAAP Operating Earnings	$147	$125	18%
% of Sales	13.8%	13.1%
Services and Software Segment
Sales	$588	$516	14%
GAAP Operating Earnings	$121	$81	49%
% of Sales	20.6%	15.7%
Non-GAAP Operating Earnings	$168	$135	24%
% of Sales	28.6%	26.2%

* Includes voluntary $500M debt-funded U.S. pension contribution in Q1 2018
**Non-GAAP financial information excludes the after-tax impact of approximately $0.42 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales were $1.7 billion, up $189 million, or 13% from the year-ago quarter, driven by growth in the Americas and EMEA. Revenue from acquisitions was $137 million in the quarter. The Products and Systems Integration segment grew 12%, and the Services and Software segment grew 14%. Both segments were driven by growth in the Americas and EMEA.

•
Operating margin - GAAP operating margin was 13.8% of sales, compared with 11.6% in the year-ago quarter. The improvement was primarily due to higher sales and gross margin, partially offset by higher operating expenses related to acquisitions. Non-GAAP operating margin was 19.0% of sales, compared with 17.7% in the year-ago quarter due to higher sales and gross margin partially offset by higher operating expenses related to acquisitions.

•
Taxes - The GAAP effective tax rate was 18%, compared with 16% in the year-ago quarter. The non-GAAP effective tax rate was 20% compared with 19% in the year-ago quarter. Rates were favorably impacted by tax benefits on excess share-based compensation.

•
Cash flow - Operating cash flow was $251 million, compared with $500 million of operating cash outflow in the year-ago quarter. Free cash flow[1] was $185 million, compared with $541 million of free cash outflow in the year-ago quarter. Cash flow for the quarter increased due to a $500 million voluntary pension contribution in the prior year, timing of annual incentive payments, higher earnings and improved working capital.

•
Capital allocation - The company invested $445 million of cash and equity to acquire VaaS International Holdings and $136 million in cash for Avtec, Inc., repurchased $145 million of common stock, paid $93 million in cash dividends and $66 million of capital expenditures.

•
Backlog - The company ended the quarter with backlog of $10.4 billion, up $781 million from the year-ago quarter. Services and Software was up 14% or $885 million due to growth in EMEA and the Americas. Products and Systems Integration segment backlog was down 3% or $104 million due to large projects in the Middle East and Africa in the prior year, partially offset by growth in the Americas.

KEY HIGHLIGHTS

Services and Software wins

•	$17 million managed services contract with a mining customer in Latin America

•	$7 million computer-aided dispatch (CAD) and records contract for a large government customer in California

•	$5 million video services renewal with the Chicago Office of Emergency Management

Products and Systems Integration wins

•	Selected by North Dakota for a new statewide P25 radio system

•	$25 million P25 win with New South Wales Telco Authority

•	$8 million TETRA order for a utility customer in Chile

BUSINESS OUTLOOK

•
Second-quarter 2019 - Motorola Solutions expects revenue growth of approximately 4 to 5% compared with the second quarter of 2018. The company expects non-GAAP earnings in the range of $1.55 to $1.60 per share. This assumes current foreign exchange rates, approximately 176 million fully diluted shares and an effective tax rate of approximately 24%.

•
Full-year 2019 - The company continues to expect revenue growth of approximately 6 to 7% and now expects non-GAAP earnings per share in the range of $7.60 to $7.72, up from the prior guidance of $7.55 to $7.70. This assumes current foreign exchange rates, approximately 176 million fully diluted shares and an effective tax rate of 24 to 25%.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, May 2. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q1 2019	Q1 2018
Net sales	$1,657	$1,468
Gross margin	773	669
Operating earnings	229	171
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	151	117
Diluted EPS	$0.86	$0.69
Weighted average diluted common shares outstanding	174.6	170.6

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the first quarter of 2019.

(per diluted common share)	Q1 2019

GAAP Earnings	$0.86
Highlighted Items:
Share-based compensation expense	0.12
Reorganization of business charges	0.04
Intangibles amortization expense	0.23
Legal settlement	(0.01)
Fair value adjustments to equity investments	0.01
Investment impairments	0.04
Sale of investments	(0.01)
Acquisition-related transaction fees	0.01
FIN48 release	(0.01)

Non-GAAP Diluted EPS	$1.28

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,”

“intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and full year of 2019. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions’ 2018 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS
1 Free cash flow represents operating cash flow less capital expenditures.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications. Our technology platforms in communications, command center software, video and services make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com

MEDIA CONTACT
Kate Dyer
Motorola Solutions
+1 224-374-3124
Kate.Dyer@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2019 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales from products	$945	$801
Net sales from services	712	667
Net sales	1,657	1,468
Costs of products sales	444	383
Costs of services sales	440	416
Costs of sales	884	799
Gross margin	773	669
Selling, general and administrative expenses	327	279
Research and development expenditures	162	152
Other charges	5	26
Intangibles amortization	50	41
Operating earnings	229	171
Other income (expense):
Interest expense, net	(55)	(46)
Gains on sales of investments and businesses, net	1	11
Other	10	4
Total other expense	(44)	(31)
Net earnings before income taxes	185	140
Income tax expense	33	23
Net earnings	152	117
Less: Earnings attributable to noncontrolling interests	1	—
Net earnings attributable to Motorola Solutions, Inc.	$151	$117

Earnings per common share:
Basic	$0.92	$0.73
Diluted	$0.86	$0.69

Weighted average common shares outstanding:
Basic	164.0	161.4
Diluted	174.6	170.6

	Percentage of Net Sales*
Net sales from products	57.0%	54.6%
Net sales from services	43.0%	45.4%
Net sales	100.0%	100.0%
Costs of products sales	47.0%	47.8%
Costs of services sales	61.8%	62.4%
Costs of sales	53.3%	54.4%
Gross margin	46.7%	45.6%
Selling, general and administrative expenses	19.7%	19.0%
Research and development expenditures	9.8%	10.4%
Other charges	0.3%	1.8%
Intangibles amortization	3.0%	2.8%
Operating earnings	13.8%	11.6%
Other income (expense):
Interest expense, net	(3.3)%	(3.1)%
Gains on sales of investments and businesses, net	—%	0.7%
Other	0.6%	0.3%
Total other expense	(2.7)%	(2.1)%
Net earnings before income taxes	11.2%	9.5%
Income tax expense	2.0%	1.6%
Net earnings	9.2%	8.0%
Less: Earnings attributable to noncontrolling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	9.1%	8.0%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$886	$1,246
Restricted cash	11	11
Total cash and cash equivalents	897	1,257
Accounts receivable, net	1,150	1,293
Contract assets	878	1,012
Inventories, net	425	356
Other current assets	364	354
Total current assets	3,714	4,272

Property, plant and equipment, net	937	895
Operating lease assets	593	—
Investments	163	169
Deferred income taxes	953	985
Goodwill	1,860	1,514
Intangible assets, net	1,416	1,230
Other assets	357	344
Total assets	$9,993	$9,409

Liabilities and Stockholders' Equity
Current portion of long-term debt	$28	$31
Accounts payable	558	592
Contract liabilities	1,158	1,263
Accrued liabilities	1,235	1,210
Total current liabilities	2,979	3,096

Long-term debt	5,287	5,289
Operating lease liabilities	553	—
Other liabilities	2,264	2,300

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,108)	(1,293)

Noncontrolling interests	18	17

Total liabilities and stockholders’ equity	$9,993	$9,409

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 30, 2019	March 31, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$151	$117
Earnings attributable to noncontrolling interests	1	—
Net earnings	152	117
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	95	82
Non-cash other charges	10	3
Share-based compensation expense	27	17
Gains on sales of investments and businesses, net	(1)	(11)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	168	195
Inventories	(63)	(9)
Other current assets and contract assets	136	2
Accounts payable, accrued liabilities, and contract liabilities	(261)	(350)
Other assets and liabilities	(6)	(553)
Deferred income taxes	(6)	7
Net cash provided by (used for) operating activities	251	(500)
Investing
Acquisitions and investments, net	(368)	(1,125)
Proceeds from sales of investments and businesses, net	2	77
Capital expenditures	(66)	(41)
Net cash used for investing activities	(432)	(1,089)
Financing
Repayment of debt	(8)	(50)
Net proceeds from issuance of debt	—	1,296
Issuance of common stock	45	53
Purchases of common stock	(145)	(66)
Payments of dividends	(93)	(84)
Net cash provided by (used for) financing activities	(201)	1,149
Effect of exchange rate changes on cash and cash equivalents	22	30
Net decrease in cash and cash equivalents	(360)	(410)
Cash and cash equivalents, beginning of period	1,257	1,268
Cash and cash equivalents, end of period	$897	$858

Financial Ratios:
Free cash flow*	$185	$(541)

*Free cash flow = Net cash provided by (used for) operating activities - Capital expenditures

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	March 30, 2019	March 31, 2018	% Change
Products and Systems Integration	$1,069	$952	12%
Services and Software	588	516	14%
Total Motorola Solutions	$1,657	$1,468	13%

Operating Earnings
	Three Months Ended
	March 30, 2019	March 31, 2018	% Change
Products and Systems Integration	$108	$90	20%
Services and Software	121	81	49%
Total Motorola Solutions	$229	$171	34%

Operating Earnings %
	Three Months Ended
	March 30, 2019	March 31, 2018
Products and Systems Integration	10.1%	9.5%
Services and Software	20.6%	15.7%
Total Motorola Solutions	13.8%	11.6%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)
(In millions)

Q1 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$27	$6	$21	$0.12
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Intangibles amortization expense	Intangibles amortization	50	11	39	0.23
Legal settlement	Other charges	(1)	—	(1)	(0.01)
Fair value adjustments to equity investments	Other expense	1	—	1	0.01
Investment impairments	Investment impairments	8	2	6	0.04
Sale of investments	(Gain) or loss on sales of investments and businesses, net	(1)	—	(1)	(0.01)
Acquisition-related transaction fees	Other charges	2	—	2	0.01
FIN48 release	Income tax expense	—	1	(1)	(0.01)
Total impact on Net earnings		$94	$22	$72	$0.42

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	March 30, 2019	March 31, 2018	% Change
Products and Systems Integration	$1,069	$952	12%
Services and Software	588	516	14%
Total Motorola Solutions	$1,657	$1,468	13%

Non-GAAP Operating Earnings
	Three Months Ended
	March 30, 2019	March 31, 2018	% Change
Products and Systems Integration	$147	$125	18%
Services and Software	168	135	24%
Total Motorola Solutions	$315	$260	21%

Non-GAAP Operating Earnings %
	Three Months Ended
	March 30, 2019	March 31, 2018
Products and Systems Integration	13.8%	13.1%
Services and Software	28.6%	26.2%
Total Motorola Solutions	19.0%	17.7%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments
(In millions)

Q1 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,657	$1,069	$588
Operating earnings ("OE")	$229	$108	$121

Above-OE non-GAAP adjustments:
Share-based compensation expense	27	21	6
Reorganization of business charges	8	7	1
Intangibles amortization expense	50	11	39
Acquisition-related transaction fees	2	1	1
Legal settlement	(1)	(1)	—
Total above-OE non-GAAP adjustments	86	39	47
Operating earnings after non-GAAP adjustments	$315	$147	$168

Operating earnings as a percentage of net sales - GAAP	13.8%	10.1%	20.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	13.8%	28.6%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue
(In millions)

Total Motorola Solutions
	Three Months Ended
	March 30, 2019	March 31, 2018	% Change
Net sales	$1,657	$1,468	13%
Non-GAAP adjustments:
Acquisitions	(159)	(22)
Organic revenue	$1,498	$1,446	4%